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                                  Exhibit 10.3

                                     [LOGO]

                                    AffINITY
                          INTERNATIONAL TRAVEL SYSTEMS
                         -------------------------------
                         "World Class Service Worldwide"

                                  Amendment #1

2. Compensation. In consideration for Employee's fulfillment of his duties hereunder the Company shall pay Employee, and Employee shall accept, an annual Base Salary of Seventy Eight Thousand Dollars ($78,000.00), payable in accordance with the Company's normal policies but in no event less often than biweekly. This base salary will become effective February 1, 2000.

All other aspects of Section 2 will remain in force.

Accepted for Employer:


/s/ Daniel G. Brandano
-----------------------------------
Name


C.E.O.
-----------------------------------
Title


January 14, 2000
-----------------------------------
Date


Accepted by Employee:


/s/ Mark S. Mandula
-----------------------------------
Mark S. Mandula
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                              EMPLOYMENT AGREEMENT

      Agreement entered into the 1st day of July, 1999, by and between SunStyle International Holidays, Inc. (hereinafter referred to as "Company"), a subsidiary of Affinity International Travel Systems, Inc. a Nevada corporation (hereinafter referred to as "Employer"), and MARK S. MANDULA (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

      WHEREAS, Employer has acquired all of the assets of Integrity Credit Services, Inc., a Delaware Corporation d/b/a/ Intrepid and or Goldmark Travel (the "Company"), pursuant to a certain Asset Purchase Agreement by and among Employer, the Company and all of the stockholders of the Company (the "Agreement");

      WHEREAS, prior to the closing of the transactions contemplated by the Agreement, Employee was a stockholder, director, officer and key employee of the Company; and

      WHEREAS, the Company desires to assure itself of the benefits to be obtained from the special talents and abilities of Employee relative to the operation of the Company's business and, in connection therewith, to engage Employee as the Chief Operating Officer of SunStyle International Holidays, Inc.; and

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:

      1. Employment. The Company agrees to employ the Employee to serve as the Chief Operating Officer of SunStyle International Holidays, Inc., to perform such duties of such office as customarily associated therewith and as are provided for in the bylaws of the Company, subject to the general supervision and direction of the Chief Executive Officer of the Company, and any policies and procedures established from time to time may be reasonably prescribed by, the Board of Directors of the Company. Employee hereby accepts such employment.

      2. Compensation. In consideration for Employee's fulfillment of his duties hereunder the Company shall pay Employee, and Employee shall accept, an annual Base Salary of Fifty Two Thousand Dollars ($52, 000.00), payable in accordance with the Company's normal policies but in no event less often than biweekly. In addition, Employee shall receive an increase in Base Salary for each year of the Initial Term and any renewals of this Agreement at least substantially comparable to other Officers and employees of Employer. Employee will be eligible to participate in an Annual Bonus for each year of the Initial Term and any renewals.

      3. Expenses. Subject to the authority of the Board of Directors of the Company to determine policies relating to such matters, the Company agrees to reimburse Employee for all reasonable expenses incurred by him in connection with the performance of Employee's duties for the Company, subject to provision by Employee of reasonable supporting documentation.

      4. Employee Benefits. Employee shall be entitled to receive or participate in such additional benefits, if any, by way of participation in pension, profit sharing or thrift plans and similar employee benefits as may from time to time be made generally available to executive
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employees of the Company. All rights to participate in any such plans, and the degree and amount of participation, shall be subject to the terms of the applicable plan documents, generally applicable Company policies, and the actions of the Board of Directors or any committee responsible for administering the plan. A summary of the Employee Benefits is attached as Appendix A to this Employment Agreement.

      5. Vacation. Employee shall receive paid vacation in accordance with the policies of the Company for employees generally, as summarized on Appendix A of this Employment Agreement.

      6. Term. This Agreement shall be for an Initial Term of three (3) years commencing on July 1st, 1999 and ending on July 31st, 2002, and thereafter shall continue on a month to month basis for an indefinite period until terminated by either party upon thirty days' written notice.

      7. Rights of Termination. The Company may terminate the Employee's employment with the Company and this Agreement for "cause" at any time without prior notice to the Employee. For purposes hereof, "cause" shall include, without limitation:

            (i) Employee's conviction of, or the entry by the Employee of a plea of guilty or nolo contendere to any felony or crime under any federal, state or local law;

            (ii) Conduct by the Employee constituting an act of moral turpitude;

            (iii) Fraud, embezzlement, or similar act of dishonesty by the
                  Employee;

            (iv) Incompetent performance or substantial or continuing inattention to or neglect of duties and responsibilities assigned to the Employee pursuant to this Agreement;

            (v)   The Employee's unfaithfulness or disloyalty to the Company;

            (vi) The breach of the Employee of this Agreement or of that certain Proprietary Information/Noncompetition Agreement entered into between the Company and the Employee on the date hereof (the "Noncompetition Agreement"); or

            (vii) The death of the Employee or the inability of the Employee to substantially perform his duties hereunder for three (3) consecutive months or for six (6) months in any twelve (12) month period.

      8. Effect of Termination.

            (a) If the Company terminates the Employee's employment with the Company at any time for "cause", or if Employee terminates his employment for any reason, the Company's obligation to make salary, performance bonus, or any other payments, or to provide any benefits to the Employee hereunder, shall immediately terminate without recourse to or
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liability of the Company notwithstanding any other provision of this Agreement, except with respect to any salary accrued but unpaid through the termination date.

            (b) Notwithstanding the termination of this Agreement, the Employee's obligations under the Noncompetition Agreement shall continue in full force and effect following termination without regard to the reason or circumstances of the termination or the party effecting such termination.

      9. Non-Disclosure of Confidential Information. Employee recognizes and acknowledges that Employer's trade secrets and proprietary information and processes, as they may exist from time to time, are valuable, special, and unique assets of Employer's business, access to and knowledge of which are essential to the performance of employees duties hereunder. Employee shall not, during or after the term of this Agreement, in whole or in part, disclose such secrets information or process including, but not limited to, names of customers and potential customers, names, locations and other identifying information concerning Employer's vendors and suppliers, prospective and current business transactions and arrangements, electronic processing, electronic data processing, work processing and/or computer programs, runs and other electronic products and records, price lists, training materials, business methods, procedures and forms of Employer, and advertising and promotional materials and sources, to any person, firm, corporation association or other entity for any reason or purpose whatsoever, nor shall Employee make use of any property for his own purposes or for the benefit of any person firm, corporation or other entity (except Employer) under any circumstances during or after the term of this Agreement; provided that after the term of this Agreement these restrictions shall not apply to such secrets, information and processes which are then in the public domain (provided that Employee was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without Employer's consent). Employee agrees to hold as Employer's property all memoranda, books, papers, letters, computer disks, computer lists, price lists, advertising and promotional materials, contracts and other data, and all copies thereof and therefrom, in any way relating to Employer's business and affairs whether made by him or otherwise coming into his possession, and on demand of Employer, at any time, to deliver the same to Employer.

      10. Covenant Not to Compete. During the term hereof and for a period of three (3) years thereafter in the event Employee's employment is terminated for Cause, Employee shall not within a radius of fifty (50) miles of any geographic area within which Employer, or any affiliate or subsidiary of Employer, has an office, enter into or engage in any business in competition with the business of Employer, as it now exists or may exist in the future, either as an individual on his own account, or as a partner, or joint venturer, or as an officer, director or stockholder of a corporation, or otherwise. It is agreed by the parties hereto that if any portion of this covenant not to compete is held to be unreasonable, arbitrary or against public policy, the covenant herein shall be considered divisible both as to time and geographical area, and each month of the specified period shall be deemed a separate period of time, and each county or parish of each State in the United States of America shall be deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that, in the event any court determines the specified time period or the specified geographical area to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area which
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is determined to be reasonable, nonarbitrary and not against public policy may be enforced against Employee.

      11. Remedies. If there is such a breach or threatened breach of the provisions of Sections 9 or 10 of this Agreement, Employer shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies for such breach or threatened breach.

      12. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, return receipt requested, to the parties at the following addresses.

      To Employer at:              100 Second Avenue South, Suite 1100S
      St. Petersburg, FL 33701
      Attn: Daniel G. Brandano
      To Employee at:              1355 Brightwaters Boulevard, NE
      St. Petersburg, FL 33704

      13. Attorney's Fees. Should Employer or Employee institute legal action, whether at law or in equity, to enforce any provision hereunder, the prevailing party shall be entitled to receive from the other party all costs and unreasonable attorney's fees, but not limited to, fees for trial and appeals or other legal proceedings.

      14. Consent to Jurisdiction and Venue. The parties hereby consent to personal jurisdiction and venue, for any action brought by Employer or Employee arising out of a breach or threatened breach of this Agreement, in Pinellas County, Florida. The parties agreed that any action arising under this Agreement or out of the relationship established by this Agreement shall be brought only and exclusively in Pinellas County, Florida.

      15. Severability. The Company and the Employee agrees that each provision of this Agreement shall be treated as a separate and independent cause and unenforceability of any one clause in those provisions shall not impair the enforceability of any other clause in those provisions.

      16. Miscellaneous.

            (a) This Agreement contains the whole agreement between the parties hereto and the parties expressly acknowledge that there are no inducements, promises, terms, conditions or obligations made or entered into by the Company or the Employee other than contained herein. This Agreement may not be amended except by a writing signed by the party against whom enforcement is sought.

            (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving consideration to the conflict of law provisions thereof.

      Executed by the Employee and the Company's duly authorized representative effective as of the day and year set forth above.
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WITNESSES:                    EMPLOYER:

                              AFFINITY INTERNATIONAL TRAVEL SYSTEMS,
                              INC., a Nevada Corporation


                              BY: /s/ Daniel G. Brandano
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                              As: Chief Executive Officer
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                              EMPLOYEE:


                              /s/ Mark S. Mandula
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                              Mark S. Mandula
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Appendix A

Employer shall maintain and pay for 100% of the Employee's current dental, medical, vision and other insurance, including fully paid coverage for all dependents of Employee.

Employee shall be reimbursed for business travel, entertainment, lodging and the like, and shall be reimbursed for all reasonable out of pocket expenses incurred directly by Employee in performing services hereunder. Employers shall reimburse Employee for all expenses on a monthly basis, after submission by Employee of appropriate receipts, vouchers or other documents.

Employee shall provide Employee with an automobile allowance of at least $362.66 per month for each month of the Initial Term and any renewals.

Employee shall be entitled each year to a vacation of four (4) weeks during which Employee's compensation will be paid in full. In addition, Employee shall have such other days off as shall be determined by Employer and shall be entitled to paid sick leave and paid holidays in accordance with Employer's policy as established by Employer from time to time.